Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED
AMENDED AND RESTATED LICENSE AGREEMENT
THIS AMENDED AND RESTATED LICENSE AGREEMENT (this “Agreement”) amends and restates that certain License Agreement by and among BODOR LABORATORIES, INC., a Florida corporation, having an office located at 4400 Biscayne Boulevard, Suite 980, Miami, FL 33137 (“BLI”) and NICHOLAS S. BODOR, a Florida resident residing at 10225 Collins Ave., Apt 1002, Bal Harbour, FL, USA 33154 (“Bodor”) (collectively BLI and Bodor are referred to herein as “Licensor”), and BRICKELL BIOTECH, INC., a Delaware corporation having an office located at 5777 Central Avenue, Suite 102, Boulder, CO 80301 and any Affiliates, (collectively, “Licensee”), effective December 15, 2012 (the “Effective Date”), as amended by Amendment No. 1, effective October 21, 2013 and Amendment No. 2, effective March 31, 2015 (collectively, the “License Agreement”). Subsequent to the Effective Date, Brickell Biotech, Inc. changed its name to Brickell Subsidiary, Inc. This Agreement shall be effective as of February 17, 2020 (the “Restatement Effective Date”). Licensor and Licensee are each individually referred to herein as a “Party” and collectively referred to as the “Parties.”
In addition, Brickell Biotech, Inc. (“Brickell Parent”) joins as a signatory to the Agreement solely for purposes of Section 3.1.2. As of the Restatement Effective Date, Bodor is removed from being a Party to this Agreement, and all references to Licensor shall hereafter mean only BLI.
BACKGROUND:
WHEREAS, Licensor holds all right and title in and to the intellectual property constituting the Licensed Patents and Licensed Know-How;
WHEREAS, pursuant to the License Agreement, Licensee obtained the exclusive right to develop and commercialize Licensed Products in the Field in the Territory;
WHEREAS, Licensee entered into that certain License, Development and Commercialization Agreement with Kaken Pharmaceutical Co., Ltd. (“Kaken”), dated as of March 31, 2015, as amended by Amendment No. 1, dated April 7, 2015, that certain Letter Amendment, dated February 24, 2016, Amendment No. 2, dated October 6, 2017, Amendment No. 3, dated March 14, 2018 and Amendment No. 4, dated May 22, 2018 (collectively, the “Kaken Sublicense Agreement”), whereby Licensee sublicensed certain of its rights under the License Agreement to Kaken [***]; and
WHEREAS, Licensor, Licensee, and Brickell Parent now desire to amend and restate the License Agreement.
NOW, THEREFORE, in consideration of the recitals, mutual covenants and promises contained herein, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS
As used in this Agreement, the following terms shall have the meanings indicated:
1.1    [***] shall mean [***].
1.2    “Affiliate”, with respect to a Party, shall mean any corporation or non-corporate business entity, firm, partnership or other entity, which controls, is controlled by, or is under common control with such Party. For purposes of this definition, “control” shall mean the ownership of at least fifty percent (50%) of the voting stock of such entity or any other comparable equity or ownership interest, or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation, or (b) in the case of a non-corporate business entity, possession, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such entity whether through the ownership or control of voting securities, by contract or otherwise.
1.3    [***] shall mean [***].
1.4    “Change of Control” shall mean, with respect to a Party (or any of its controlling Affiliates), (a) a merger, acquisition, consolidation or reorganization of such Party (or any of its controlling Affiliates) with a Third Party that results in the voting securities of such Party (or any of its controlling Affiliates) outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent fifty percent (50%) or more of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation and Current Directors ceasing to constitute at least a majority of the members of such Party’s board of directors, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the “beneficial owner” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder (or, in each case, any successor thereto), except that an individual or entity shall be deemed to have “beneficial ownership” of all shares that any such individual or entity has the right to acquire, whether such right may be exercised immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party (or any of its controlling Affiliates) and Current Directors cease to constitute at least a majority of the members of such Party’s board of directors, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s (or any of its controlling Affiliates’) assets; provided, that any of the foregoing ((a)-(c)) as a result of a bankruptcy or insolvency event (including liquidation or reorganization) is expressly excluded from “Change of Control.”
1.5    “Commercially Reasonable Efforts” shall mean those efforts normally extended by a pharmaceutical company similarly situated to Licensee to develop and commercialize pharmaceutical products and considering all aspects of the development cycle, including preclinical and clinical results, or lack thereof, regulatory factors, financial factors, marketing factors and standard product planning with respect to comparable or potentially competing products.

1.6    “Current Directors” shall mean any member of a Party’s board of directors as of the relevant date thereof and any successor of such a director whose election, or nomination for election by the Party’s shareholders, was approved by at least a majority of the Current Directors then on such Party’s board of directors.
1.7     “Current Market Price” shall mean the closing price of the Licensee’s common stock, par value $0.01 per share (“Common Stock”), as quoted on the Nasdaq Capital Market, as published in The Wall Street Journal on the date immediately preceding the date of determination of fair market value, or, if the Common Stock is not so quoted, the last quoted bid price for such Common Stock (or other relevant capital stock) in the over-the-counter market as reported on the OTC Bulletin Board or by Pink Sheets LLC or similar organization. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, then the “fair market value” of the Common Stock shall be the fair market value per share as determined in good faith by the Licensee’s Board of Directors.
1.8    “Enrollment of First Patient” shall mean, with respect to a clinical trial, the first patient dosed.
1.9    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.10    “Field” shall mean the prescription use of the Licensed Product to [***].
1.11    “Generic Version” shall mean with respect to a particular Licensed Product sold by Licensee or any of its Affiliates or Sublicensees in the countries within the Territory, a product sold by a Third Party (other than a Sublicensee or any other Third Party in a chain of distribution originating from Licensee or any of its Affiliates or Sublicensees) in the countries within the Territory: (a) that contains sofpironium bromide; or (b) is otherwise substitutable under applicable law for such Licensed Product.
1.12    “Gross Sales” shall mean the prices actually charged by Licensee in the sale of a Licensed Product to a Third Party.
1.13    “Initiation” shall mean, with respect to a Phase III Trial, the actual commencement date of the Investigator Meeting for that Phase III Trial.
1.14    “Invention(s)” shall mean any patentable discovery, invention, improvement, idea, concept, technique, method, process, formula or technology within the Field.
1.15    “Investigator(s)” shall mean a person responsible for the conduct of a clinical trial, including a Phase III Trial, at the trial site.

1.16    “Investigator Meeting” shall mean a group meeting, whether in-person or by teleconference/videoconference or any other means, conducted on behalf of the sponsor or the sponsor’s contract research organization (“CRO”) of a Phase III Trial to train the Investigators and their lead clinical staff on the study Protocol, standard operating procedures (“SOPs”), and all essential study-related activities and to discuss the applicable regulatory context.
1.17    “Licensed Know-How” shall mean any and all rights in any information, data, process, method that is necessary or desirable to practice in best mode any invention claimed in the Licensed Patents that has been developed by the Licensor on or prior to the Effective Date.
1.18    “Licensed Patent” shall mean the issued patents and patent application(s) listed on Exhibit “A” (“Exhibit A”), any patents issuing thereon, and any continuations, continuations-in-part, reissues, re-examinations, extensions and foreign counterparts thereof.
1.19    “Licensed Product” shall mean any product or part thereof, process or service, the development, manufacture, use, import, export, offer for sale or sale of which is covered by, or which cannot be undertaken or completed without infringing, a Valid Claim set forth in any Licensed Patent, and/or which incorporates any Licensed Know-How.
1.20    “Net Sales” shall mean Gross Sales invoiced by Licensee, its Affiliates, and its Sublicensees, with respect to sales of Licensed Products to Third Parties, less: (i) all customary, chargebacks (wholesale acquisition price less contract price), rebates, credits and cash, trade and quantity discounts, actually taken; (ii) excise taxes, sales, use, value added, and other taxes, customs, duties and tariffs incurred in connection with the sale, transportation, exportation or importation of Licensed Products to the extent included in the gross invoiced selling price and separately itemized on the invoice; (iii) freight, shipping, customs and insurance costs to the extent included in the gross invoiced selling price; and (iv) amounts allowed or credited due to returns or uncollectable amounts.

1.21    “Phase III Trial(s)” shall mean a registration or pivotal clinical trial performed in subjects with a particular disease or condition that is designed in a randomized, controlled fashion to establish the efficacy and safety of a product given its intended use, in the dosage range intended to be prescribed, and that is intended to support a Registration Filing.
1.22    “Protocol” shall mean a document that describes the objectives, dosing, methodology, statistical considerations, and organization of a clinical trial, including a Phase III Trial.
1.23    “Registration Filing” shall mean the submission to the relevant regulatory authority of an appropriate application seeking any regulatory approval, and shall include, any testing, marketing authorization application, supplementary application or variation thereof, IND, BLA, or any equivalent applications in any country.

1.24    “Restricted Securities” shall mean the shares of Common Stock issued to BLI in a transaction or series of transactions exempt from registration under the Securities Act in connection with the Milestone Equity Issuances under Section 3.1.2 hereof.
1.25    “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.26    “Sublicensee” shall mean any Affiliate or Third Party to whom Licensee has granted a license to sell and offer for sale any Licensed Product in accordance with the terms of this Agreement.
1.27    “Territory” shall mean [***].
1.28    “Third Party” shall mean any individual or entity other than (a) Licensor and its Affiliates, and (b) Licensee and its Affiliates.
1.29    “US” means the United States of America and all of its possessions and territories.
1.30    “Valid Claim” shall mean a claim of an issued and unexpired patent, including any regulatory or judicial extensions of the patent term, or an issued claim of a pending patent application, contained in the Licensed Patents or other patent, which has not been held un-patentable, invalid or unenforceable by a court or other government agency of competent jurisdiction and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.
ARTICLE 2
LICENSE

2.1    Grant.
2.1.1    Exclusive. Licensor hereby grants to Licensee [***], license under the Licensed Patents and Licensed Know-How in the Field within the Territory to [***] Licensed Product.
2.1.2    Right of Sublicense. Any sublicense granted by Licensee to any Sublicensee shall be subject to a written sublicense agreement that contains terms and conditions that (a) impose obligations that are comparable to the obligations applicable to Licensee under this Agreement, including, but not limited to, the audit rights set forth in Section 3.8, (b) are at least as protective of the Licensed Patents, Licensed Know-How and Licensor Confidential Information (as defined in Section 5.1) as the terms contained in this Agreement and (c) include no provisions that would be a violation of any terms and conditions set forth in this Agreement. Without limiting the foregoing, each such sublicense agreement shall provide that Licensor is a third-party beneficiary of such sublicense agreement, with the right to enforce the terms thereof in the event that Licensee does not enforce its rights. Licensee shall notify Licensor in writing of the grant of any such sublicense

[***], which notice shall identify the Sublicensee and shall be accompanied by a copy of the applicable sublicense agreement. Licensee shall also provide Licensor with a copy of any other agreement that impacts the Royalties, Milestone Payments and Sublicense Income under this Agreement and entered into between Licensee and a Sublicensee (or any Third Party related to such Sublicensee) that relate to [***], but excluding, in any event, agreements relating to any financing or monetization transactions. The terms of such sublicense agreements shall be Confidential Information (as defined below) of Licensee. Licensee shall use Commercially Reasonable Efforts to monitor the performance of any Sublicensee under any sublicense granted pursuant to this Section 2.1.2. In the event that Licensee and/or a Sublicensee desire to remove or amend any provision under a sublicense agreement that could impact Royalties, Milestone Payments or Sublicense Income hereunder, Licensee shall give prior written notice [***] to Licensor stating verbatim the relevant proposed amendments and revisions between Licensee and Sublicensee. In the event that Licensor, [***], provides written comments to Licensee, Licensee shall reasonably consider all such comments.
2.1.3    No Rights. Licensor shall not be permitted, and shall cause its Affiliates to refrain from, the practice of any rights granted to Licensee under this Article 2 in the Field in the Territory during the Term of this Agreement.
2.1.4    Additional Rights. During the Term of this Agreement, Licensor shall not grant to any Third Party any right or license whatsoever under the Licensed Patents or Licensed Know-How in the Field. Licensor retains the right to grant other licenses outside the Field.
2.1.5    New Inventions. Any new Invention or discovery, whether patentable or not, made solely by Licensee or in combination with any Third Party, as a result of the exercise of this Agreement, shall be Licensee’s property. The Parties shall reasonably cooperate in any patent application procedures for inventions or discoveries made under this section at Licensee’s expense.
2.1.6    [***].
2.1.7    Limitations. Except as expressly set forth herein, this Agreement does not grant to Licensee any right, title, interest, ownership or license by implication, estoppel or otherwise, to any intellectual property rights of Licensor.
2.2    Obligations of Licensee.
2.2.1    Diligence Events. Licensee shall use [***] at its own cost and expense to develop a Licensed Product, to conduct all development necessary to obtain regulatory approval to market such Licensed Product, and to commercialize such Licensed Product, according to the applicable completion date listed in the table below for the Licensed Product.

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

2.2.2    Development Plan. Licensee will deliver to Licensor an annual updated development plan for the Licensed Product (the “Development Plan”) no later than January 31 of each year during the Term. The purpose of the Development Plan is [***]. The Development Plan will include, at a minimum, the information listed in Exhibit “B” (“Exhibit B”).

2.2.3    Licensee Diligence Default. Where the Licensee fails to use [***] the Licensed Product in accordance with the Development Plan and Diligence Events, and fails to diligently undertake actions to remedy any such deficiency, and where efforts have failed to accomplish a satisfactory resolution pursuant to Dispute Resolution requirements under Article 9, the Licensor may consider such failure to be a material breach under this Agreement and shall have the right to terminate this Agreement pursuant to Section 4.2.2.

2.3    Obligations of Licensor.
2.3.1    Information. On or before the Effective Date of this Agreement, Licensor shall provide Licensee with a copy of all tangible materials and information in its possession related to or involving the Licensed Patents. Such information and materials shall generally include but not be limited to all patent correspondence, patent searches, patent files, patent landscaping, inventor disclosures, and patent applications and schedules. Licensor shall provide and make available to Licensee all manufacturing information and data, all formulation information and data, and all clinical and pre-clinical data, including toxicity data, whether submitted or not, as part of any Investigative New Drug Application or New Drug Application filing of Licensor or its sublicensees or Affiliates with respect to a Licensed Product subject to provisions of confidentiality. Such rights shall include the right to reference any of Licensor’s regulatory filings with the FDA or any other governmental agency. Licensor agrees to use its reasonable efforts to identify and make available inventors and any key scientific personnel to discuss research, development and commercialization activities as reasonably required.

2.4    Mutual Party Obligations.
2.4.1    Right of Access to Data. Each Party will make available, at no cost, data and any reports, including but not limited to full study reports, of any non-clinical and/or clinical study in animals or humans, related to the Licensed Patents and Licensed Know-How, on a confidential basis within sixty (60) days of the generation of same, such that: (i) Licensor may share such data with any other party, on a confidential basis, as background information in respect of any other non-competing application outside of the Field and have the right to reference any or all such data, (ii) Licensee may share such data, on a confidential basis, as background information to its Affiliates, financing sources, and potential investors and have the right to reference any or all such data for development of Licensed Product in the Field only, and (iii) Licensee shall utilize such data to ensure full compliance with the regulatory authorities and to inform future development of the Licensed Product, provided neither Party shall be required to disclose internally developed information to any competitor without the permission of the developing Party.
ARTICLE 3

PAYMENTS AND REPORTS

3.1    Milestones and Clinical Obligations. As consideration for the rights and licenses granted by Licensor to Licensee hereunder, Licensee agrees to pay Licensor the following amounts at the following times:
3.1.1    Milestone Payments. Licensee shall pay to Licensor milestone payments (each, a “Milestone Payment”) as set forth in the following table [***] if and when each Milestone Event is achieved. Licensee shall notify Licensor promptly in writing ([***]) of its achievement of each Milestone Event. Each Milestone Payment (other than upfront payments) shall be due [***] following the achievement of the applicable Milestone Event.

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

3.1.2    Milestone Equity Issuances. Brickell Parent shall also issue to Licensor Restricted Securities (each, a “Milestone Equity Issuance”) as set forth in the following table [***] if and when each Milestone Event is achieved. Licensee shall notify Licensor promptly in writing ([***]) of its achievement of each Milestone Event. Each Milestone Equity Issuance shall be due [***] following the achievement of the applicable Milestone Event.

[***]	[***]
[***]	[***]
[***]	[***]

3.1.2.1
Share Certificates. Any share certificate delivered in connection with a Milestone Equity Issuance shall bear a “restrictive” legend in the form of Annex A hereto, indicating such shares may not be resold in the marketplace unless registered under, or exempt from the registration requirements of, Section 5 of the Securities Act. Share issuances will be made by book-entry only through Brickell Parent’s transfer agent, which may require the presentation of tax or other forms from the Licensor prior to issuances.

3.1.2.2
Change of Control. Notwithstanding Section 3.1.2.1, if Brickell Parent undergoes a Change of Control (a) prior to Licensor’s receipt of [***], then concurrent with the closing date of the Change of Control event, Brickell Parent shall pay Licensor [***], or (b) prior to Licensor’s receipt of [***], then concurrent with the closing date of the Change of Control event, Brickell Parent shall pay Licensor [***]. For clarity, the foregoing payments in connection with the Change of Control of Brickell Parent shall not be due and payable if the applicable Milestone Equity Issuance has been issued to Licensor.

3.1.3    [***]. Licensee shall [***]. The activities undertaken and the results achieved from all clinical development efforts shall be made available to Licensor on a confidential basis and in a timely manner, subject to Section 2.4.1, including but not limited to the right to reference such information.
3.2    Royalties. Licensee will pay a royalty to Licensor [***] (“Royalty,” or collectively, “Royalties”) as set forth in this Section 3.2. For purposes of Sections 3.2.1.2 and 3.2.2.4, a product which would be a Licensed Product but for the expiration of all Licensed Patents shall be subject to Royalties set forth therein, and [***] as if such product were a Licensed Product.
3.2.1    Patent Royalty.

3.2.1.1
General Patent Royalties. Except for sales pursuant to Section 3.2.2, the Royalty rate shall be [***] (the “Patent Royalty”). The payment of a Patent Royalty shall commence [***]. For avoidance of doubt, and except as stated for sales pursuant to Section 3.2.2, in the event that Licensee sells Licensed Product [***], and there are no Licensed Patents [***], Licensee still shall be obligated to pay [***] of such Licensed Product [***].

3.2.1.2
[***] Royalty. Except for sales pursuant to Section 3.2.2, in the event a Valid Claim issues [***], the Royalty rate owed by Licensee to Licensor shall [***] within the scope of such issued Valid Claim [***]. The payment of [***]shall commence upon [***].

3.2.2    Sublicense Royalty. During the term of this Agreement, should Licensee enter into any sublicense with a Third Party (“Sublicensee”) for the sale of Licensed Products (“Sublicensing Agreement”), the rate for Royalties payable to Licensor shall be as follows:

3.2.2.1
Sublicense Royalty [***]. [***], the rate for Royalties payable to Licensor for the sale of Licensed Products [***] shall be in accordance with the following schedule based on the royalty rate set forth in the Sublicensing Agreement (the “Sublicensee Royalty Rate”):

[***]	[***]
[***]	[***]
[***]	[***]

3.2.2.2	Sublicense Royalty Examples. For the avoidance of doubt: [***].

3.2.2.3	Sublicense Royalty for [***]. [***], the rate for Royalties payable to Licensor for the sale of Licensed Products [***].

3.2.2.4
Sublicense Royalty [***]. With respect to [***], in the event a Valid Claim issues [***], the rate for Royalties payable to Licensor for the sale of a product within the scope of such issued Valid Claim in the applicable [***] shall be [***].

3.2.3    No Duplication of Royalties. The Royalty on [***] shall be [***] upon a [***] to any [***].

3.2.4    Generic Version. On a Licensed Product-by-Licensed Product (or in the case of Sections 3.2.1.2 and 3.2.2.4, a product-by-product) and country-by-country basis, in the event that a Generic Version of a Licensed Product (or any other product for which Royalties are due under Section 3.2.1.2 or 3.2.2.4) is commercially launched [***], then the Royalties due and payable to Licensor under this Section 3.2 with respect to such Licensed Product (or other product) [***] shall be [***], for so long as a Generic Version continues to be commercially available [***].

3.3    Sublicense Fee.

3.3.1    Sublicense Income. In addition and not in lieu of the fees set forth in Section 3.1, Licensee shall pay Licensor the sum of [***].

3.3.2    Royalty and Milestone Payment Monetization. In the event that Licensee monetizes all or any portion of the fees to be paid pursuant to a sublicense agreement to Licensee and retained by Licensee (e.g., [***]), any such monetized fees or funds from such monetization transaction shall not constitute Sublicense Income; provided that Licensee may not monetize any portion of the fees to be paid pursuant to a sublicense agreement to Licensee which are to be paid to Licensor (e.g., [***]).  By way of illustration, [***]. For the avoidance of doubt, both Parties shall have the right to monetize their portion of fees received under this Agreement pursuant to a license agreement or sublicense agreement, as the case may be.

3.4    Timing of Royalty and Sublicensee Payments.
3.4.1    The Royalty will be payable commencing [***].
3.4.2    Licensee shall notify Licensor [***] of receiving any and all payments from a Sublicensee and state in such notice the amount(s) received, and shall remit the portion of such payment(s) due and owing to Licensor therefrom under this Agreement [***] via wire transfer made to:
Bank: [***]
Bank Address: [***]
Owner: [***]
Routing Number (for domestic wire transfers):  [***]
Routing Number (for direct deposits, electronic payments): [***]
For Credit to BLI Account Number:  [***]
BIC/SWIFT CODE: [***]

3.5    Royalty Reports and Payments. After the [***] by Licensee or Sublicensees of a Licensed Product for which a Royalty is payable under this Article 3, Licensee shall make quarterly written reports to Licensor [***] after the end of each calendar quarter, stating in each such report the number, description, Gross Sales, and itemized Net Sales of such Licensed Product sold during the calendar quarter. Simultaneously with the delivery of each such report, Licensee shall pay to Licensor the Royalty, if any, due to Licensor for the period of such report. If no Royalty is due, Licensee shall so report. Such reports shall be Confidential Information of Licensee subject to Article 5, herein. [***] payable with respect to the amount [***].

3.6    Currency Conversion. Where any currency conversion is to be made in connection with the calculation of any amounts hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into US dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the period to which such calculation pertains.
3.7    Interest. In addition to any other rights and remedies of Licensor under this Agreement, any amounts owed to Licensor under this Agreement shall, if not paid when due, accrue interest at a rate that is the lesser of [***].

3.8    Audits. Licensee shall maintain, and shall cause its Sublicensees to maintain, complete and accurate books and records relating solely to Net Sales of the Licensed Product and any amounts payable to Licensor under this Agreement, which records shall contain sufficient information to permit Licensor to confirm the accuracy of any reports delivered to Licensor hereunder. The relevant party shall retain such records for at least eighteen (18) months following the end of the calendar year to which they pertain, during which time Licensor, or Licensor’s appointed agents, shall have the right, at Licensor’s expense, through an independent certified public accountant selected by Licensor (“Licensor’s CPA”), to inspect, copy, and audit such records during normal business hours to verify any reports and payments made. Licensor shall have the right to inspect Licensee’s books and records as needed in Licensor’s reasonable discretion. In the event that any audit performed under this Section 3.8 reveals [***], Licensee shall bear the full cost of such audit and shall remit any amounts due to Licensor within sixty (60) days of receiving notice thereof from Licensor. In the event that any audit performed under this Section 3.8 reveals [***], Licensor shall return [***] to Licensee within sixty (60) days of receiving the audit report or credit Licensee in an amount of [***]. If Licensee disputes the findings of the Licensor’s CPA, then within thirty (30) days after receipt by Licensee of Licensor’s CPA’s report, Licensee shall designate an independent certified public accountant (“Licensee’s CPA”) to work with the Licensor’s CPA in a commercially reasonable manner in an attempt to resolve the disputed findings. If the Licensor’s CPA and the Licensee’s CPA are unable to resolve the differences, the Licensor’s CPA and the Licensee’s CPA will agree upon an independent third-party CPA (The “Independent Third-Party CPA”) and the Independent Third-Party CPA shall review and inspect the identical books, records, and other documents reviewed by the Licensor’s CPA and the Licensee’s CPA and issue an independent report pertaining thereto (the “Independent Third-Party Report”). The Independent Third-Party Report shall be binding upon both parties. If the Independent Third-Party Report reflects [***] then being reviewed, the reasonable and necessary fees and expenses of the Licensor’s CPA and the Independent Third-Party’s CPA shall be paid by the Licensee. Otherwise, the fees and expenses of the Licensee’s CPA and the Independent Third-Party CPA shall be paid by the Licensor.
ARTICLE 4
TERM AND TERMINATION
4.1    Term. The term of this Agreement shall commence on the Effective Date, and shall continue in full force and effect generally, and specifically with respect to Section 3.2 on Royalties, until either (i) termination by either Party in accordance with Section 4.2 or (ii) upon the last to occur of [***].

4.2    Early Termination.
4.2.1    By Licensee. Licensee may terminate this Agreement for Cause. For purposes of this paragraph, “Cause” shall mean any material breach of any material provision of this Agreement by Licensor that is not cured within sixty (60) days after receipt by Licensor of written notice thereof from Licensee or, in the event that cure is not possible within such sixty (60) day period, Licensor shall have taken reasonable steps to ensure that the breach is cured as soon as reasonably possible.
4.2.2    By Licensor. Licensor may terminate this Agreement (i) for Cause or (ii) immediately upon written notice to Licensee if Licensee or any Sublicensee brings a patent challenge against Licensor, or assists others in bringing a patent challenge against Licensor (except as required under a court order or subpoena). For purposes of this paragraph, “Cause” shall mean any material breach of any material provision of this Agreement by Licensee that is not cured within sixty (60) days after receipt by Licensee of written notice thereof from Licensor or, in the event that cure is not possible within such sixty (60) day period, Licensee shall have taken reasonable steps to ensure that the breach is cured as soon as reasonably possible; provided, however, that if the material breach is non-payment to Licensor of amounts due, then Licensee shall have sixty (60) days to cure, except in circumstances where there is a good faith dispute between the Parties as to sums due and owing and the Parties are engaged in a dispute resolution process to determine the legitimacy of any demand for sums due and any undisputed amounts are paid in full.

4.2.3    Termination for Insolvency or Bankruptcy. Either Party may, by written notice, terminate this Agreement with immediate effect if the other Party: (i) makes a general assignment for the benefit of creditors; (ii) files an insolvency petition in bankruptcy; (iii) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (iv) commences proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors under the laws of any jurisdiction; or (v) becomes a party to any proceeding or action of the type described above in (iii) or (iv), and such proceeding or actions remains undismissed or unstayed for a period of more than ninety (90) days.
4.2.4    Termination Without Cause. Licensee may terminate this Agreement without cause, upon providing sixty (60) days written notice to Licensor by certified mail.
4.3    Effect of Termination.
4.3.1    Expiration. Upon any expiration of this Agreement pursuant to Section 4.1(ii) hereof, the license granted to Licensee under Article 2 shall survive such termination but shall convert to non-exclusive, fully paid up, irrevocable and perpetual license.
4.3.2    Termination by Licensee pursuant to Section 4.2.1. Upon termination of this Agreement by Licensee pursuant to Section 4.2.1, Licensee’s license rights in Article 2 shall survive such termination and remain in full force and effect; provided that Licensee fulfills its payment obligations and other obligations under Article 3. The foregoing shall be in addition to any other rights of Licensee against Licensor pursuant to this Agreement or applicable law.
4.3.3    Termination by Licensor pursuant to Section 4.2.2. Upon termination of this Agreement by Licensor pursuant to Section 4.2.2, (i) Licensee’s license rights under the Licensed Patents and Licensed Know-How and all other rights of Licensee hereunder shall terminate. The foregoing shall be in addition to any other rights of Licensor against Licensee pursuant to this Agreement or applicable law and (ii) Licensee shall promptly return to Licensor all Licensor Confidential Information, and all other documentation in the possession of Licensee relating to the Licensed Products, including, without limitation, all studies, data, protocols, materials, results and regulatory filings.
4.3.4    Termination by Licensee pursuant to Section 4.2.4. Upon termination of this Agreement by Licensee pursuant to Section 4.2.4, Licensee’s license rights under the Licensed Patents and Licensed Know-How and all other rights of Licensee hereunder shall terminate. Licensee shall promptly return to Licensor all Licensor Confidential Information, and all other documentation in the possession of Licensee relating to the Licensed Products, including, without limitation, all studies, results and regulatory filings.
4.3.5    Remedies. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

4.4    Survival. Article 1, Section 3.5 and Articles 4, 5 and 7 through 10, shall survive expiration or termination of this Agreement for any reason.
ARTICLE 5
CONFIDENTIALITY
5.1    [***].
5.2    Limitations. Notwithstanding Section 5.1 above, Confidential Information shall not include any of the following information which the receiving Party can demonstrate by competent evidence: (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure, as evidenced by the receiving Party’s written records; (ii) was generally available to the public or otherwise part of the public domain at the time of disclosure to the receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (iv) was independently developed by the receiving Party without reference to any information or materials disclosed by the disclosing Party, as evidenced by the receiving

Party’s written records; or (v) was subsequently disclosed to the receiving Party by a person without breach of any legal obligation to the disclosing Party.
5.2.1    Permitted Disclosures. In addition, either Party may disclose Confidential Information of the other (i) to their legal representatives, employees and Affiliates, and legal representatives and employees of Affiliates, consultants and Sublicensees, to the extent such disclosure is reasonably necessary to achieve the purposes of this Agreement, and provided such representatives, employees, consultants and Sublicensees have agreed in writing to obligations of confidentiality with respect to such information no less stringent than those set forth herein; (ii) in connection with the filing and prosecution of the Licensed Patents; (iii) to a potential Sublicensee or as reasonably required in the course of a contemplated public offering, private financing, or any other bank or debt financing or royalty or monetization transaction provided that the receiving person shall have agreed in writing to obligations of confidentiality with respect to such information no less stringent than those set forth herein; or (iv) if disclosure is compelled to be disclosed by a court order or applicable law or regulation, provided that the Party compelled to make such disclosure requests confidential treatment of such information, provides the other Party with sufficient advance notice of the compelled disclosure to provide adequate time to seek a protective order and discloses only the minimum necessary to comply with the requirement to disclose.
5.2.2    Permitted Use. The Confidential Information may only be used to develop, market, and sell Licensed Products (each, a “Permitted Use” and, collectively, the “Permitted Uses”).
5.3    Non-Disclosure. The terms of this Agreement shall not be publicly disclosed by Licensee or Licensor to any Third Party unless both Parties expressly agree in writing. However, this restriction shall not apply to communications required by law or regulation, except that in such event the Parties shall coordinate to the extent possible with respect to the details of any such announcement. This restriction shall not apply to disclosures of the terms of this Agreement as required by or otherwise advisable under applicable law, or as otherwise made to officers, directors, shareholders, employees, investment bankers, attorneys and other professional advisors, consultants, prospective investors and/or strategic partners of either Party, all of whom shall take such information subject to provisions of confidentiality consistent herewith. Once a particular public disclosure has been approved with respect to a particular Third Party, further disclosures to such Third Party which do not differ materially therefrom may be made without obtaining any further consent of the other Party.

ARTICLE 6

PATENT RIGHTS AND RESPONSIBILITIES

6.1    Patent Prosecution and Maintenance. Licensor shall have the initial right and obligation to [***]. If Licensee provides any comments regarding the foregoing, Licensor shall reasonably consider, to the extent possible, any such comments from Licensee and/or its counsel and [***] unless such comments adversely affect the interests of Licensor. If Licensor intends to [***].
6.2    Patenting Costs. Subsequent to the Effective Date, Licensee shall be responsible for payment of [***] which shall include, but not be limited to, issuance fees, grant fees, maintenance fees [***].
6.3    Ongoing External Patenting Costs. For any Patenting Costs [***] (either orally or in writing, including via email) of [***] for the filing, prosecution, issuance and maintenance of such Licensed Patents, together with an estimate of reasonable Patenting Costs for same. [***]. Payments directly to [***] are made with the understanding that such payments [***]. Time is of the essence with respect to such payments.
6.4    Infringement.
6.4.1    Disclosure. In the event that either Licensor or Licensee becomes aware of the infringement of any Licensed Patents, each shall promptly inform the other in writing of all details available.
6.4.2    Licensee Rights. In the event of infringement by a Third Party of any Licensed Patents, Licensee may enforce the Licensed Patents against the infringers by appropriate legal proceedings or otherwise. Licensor agrees to join in any enforcement proceedings at the request of Licensee, and at Licensee’s expense. Licensee shall be responsible for all costs and expenses of any enforcement activities, including legal proceedings, against infringers in which Licensee participates. Licensor may at their own expense be represented by their counsel in any such legal proceedings acting in an advisory but not controlling capacity.
6.4.3    Allocation. After deduction of the costs and expenses of enforcement for which Licensee is responsible under Section 6.4.2, all recoveries by way of royalties and damages with respect to infringement actions instituted during the terms of this Agreement, excluding any prosecuted by Licensor under Section 6.4.4, shall belong to Licensee and shall be considered Net Sales under this Agreement, giving rise to royalty obligations under Article 3.
6.4.4    Licensor Rights. In the event of infringement by a Third Party of any Licensed Patents which Licensor wishes to prosecute, Licensor shall first make a written request or demand that Licensee proceed with such prosecution. In the event that Licensee fails or declines to proceed within thirty days after receipt of a written request or demand by Licensor to do so, then Licensor in their own discretion, may prosecute the infringer in the name of Licensor and Licensee. Any actions by Licensor pursuant to this clause shall be at their own expense. Licensor may collect and retain for their use any and all recoveries in any proceeding pursuant to their rights under this clause. Recoveries collected and retained by Licensor under this Section 6.4.4 shall not be considered Net Sales or give rise to royalty obligations under Article 3. Licensee will execute any documents necessary for Licensor to exercise their rights under this clause.

6.5    Default Rights. Licensee shall have the right but not the obligation to intercede in the event Licensor defaults in its obligations or materially fails to take timely steps to manage and protect the Licensed Patents in a commercially reasonable manner to ensure the preservation and uninterrupted use of the entirety of the license rights granted hereunder.

ARTICLE 7

INDEMNIFICATION

7.1    By Licensee. Licensee agrees to indemnify, hold harmless, and defend Licensor and its Affiliates, officers, directors, partners, employees, and agents (each, “Licensor Indemnitee”), from and against any and all losses, damages, costs, fees, expenses (including attorneys’ fees), fines, penalties and other liabilities resulting from, arising out of, or related to, (i) any product, process, or service that is made, used, sold, imported or performed by Licensee (or its Sublicensees, agents, contractors, distributors, consultants or employees) in the exercise of the license rights granted herein or otherwise in connection with the Licensed Patents or Licensed Know-How and (ii) any material breach of any of its representations, warranties, covenants or agreements under this Agreement; provided, however, that Licensee shall not be liable for any negligence or intentional wrongdoing on the part of any Licensor Indemnitee.
7.2    By Licensor. The Licensor agrees to indemnify, hold harmless, and defend Licensee and its Affiliates, officers, directors, partners, employees, and agents (each, “Licensee Indemnitee”), from and against any and all losses, and other liabilities resulting from, arising out of, or related to, any product, process, or service that was made, used, sold, imported or performed by Licensor (or its Sublicensees, agents, contractors, distributors, consultants, or employees) in connection with the Licensed Patents or Licensed Know-How occurring prior to the Effective Date of this Agreement.
7.3    Procedure. All indemnification obligations in this Agreement are conditioned upon the party seeking indemnification: (i) promptly notifying the indemnifying party of any claim or liability of which the party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder except to the extent that the indemnifying party is prejudiced by such failure; (ii) cooperating with the indemnifying party in the defense of any such claim or liability (at the indemnifying party’s expense); and (iii) not compromising or settling any claim or liability without prior written consent of the indemnifying party. Except with the written consent of each indemnitee, no indemnitor shall enter into any settlement that does not include the unconditional release of each indemnitee from all liability with respect to indemnified claims.
7.4    Insurance. Prior to the first commercial sale of any Licensed Product, Licensee will procure and maintain at its expense comprehensive general liability insurance with a reputable insurer in the amount of not less than [***]. Such comprehensive general liability insurance shall [***]. Licensee will maintain such insurance during the period that any Licensed Product is being distributed, sold or provided by Licensee. Licensee will provide Licensor with written evidence of such insurance upon request of Licensor, and will provide Licensor with written notice at least thirty (30) days prior to any cancellation, non-renewal, reduction or other material change in such insurance.
ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1    Licensor. Licensor represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of Florida; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate actions on the part of Licensor; (iii) Licensor is the sole and exclusive owner of all right, title and interest in and to the Licensed Patents; (iv) none of the Licensed Patents has been legally declared invalid or is the subject of a pending or threatened action or proceeding for opposition or cancellation, or any reexamination, opposition or interference proceeding, or any form of proceeding for a declaration of invalidity, or other proceeding or action to invalidate, render unenforceable, limit in scope, or otherwise limit any Licensor’s rights in the Licensed Patents; (v) Licensor has the right to grant the rights and licenses granted herein; (vi) it has not previously granted, and will not grant during the Term of this Agreement, any right, license or interest in or to the Licensed Know-How or Licensed Patents or any portion thereof in the Field, inconsistent with the license granted to Licensee herein; (vii) the list of patents and patent applications in Exhibit A is a complete and accurate list of all patents and patent applications owned or controlled by Licensor as of the Restatement Effective Date that relate to the Field; and (viii) as of the Restatement Effective Date, BLI is the sole and exclusive owner of all right, title, and interest in and to the Licensed Patents except with respect to the rights and licenses previously granted under this License Agreement.
8.2    Licensee. Licensee represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Licensee; (iii) as of the Restatement Effective Date, the patents and patent applications set forth on Schedule 8.2 are the only inventions that have been made since the Effective Date by Licensee or its Affiliates that (a) could reasonably be claimed in a patent and (b) [***]; and (iv) [***].

8.3    Warranty Exclusions. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 8, NO PARTY MAKES ANY OTHER EXPRESS OR IMPLIED WARRANTY AS TO THE LICENSED KNOW-HOW, LICENSED PATENTS OR THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF TITLE, NON-INFRINGEMENT, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND HEREBY DISCLAIMS THE SAME.

8.4    Accredited Investors. As of the date of this Agreement and as of the date of each Milestone Equity Issuance, Licensor represents and warrants that it qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act.
8.5    Experience. Licensor represents and warrants that it (i) is knowledgeable, sophisticated and experienced in financial and business matters in making, and is qualified to make, decisions with respect to investments in the Restricted Securities and has the ability to bear the economic risks of an investment in the Restricted Securities; (ii) understands that any issuance of Restricted Securities is being made in reliance upon a specific exemption from the registration requirements of the Securities Act; (iii) has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with any acquisition of Restricted Securities; and (iv) understands that any acquisition of Restricted Securities involves a significant degree of risk, including a risk of total loss.
8.6    Access to Information. Licensor represents and warrants that it has had the opportunity to (i) review all the reports, schedules, forms, statements and other documents required to be filed by the Licensee under the Securities Act and the Exchange Act; (ii) ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Licensee concerning any acquisition of the Restricted Securities, including the risks of acquiring the Restricted Securities; (iii) access information about the Licensee and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate any acquisition of Restricted Securities; and (iv) obtain such additional information that the Licensee possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to any acquisition of Restricted Securities.
8.7    Material Non-Public Information. Licensor acknowledge and agree that (i) the Licensee is a publicly-held company; (ii) it is aware that applicable securities laws prohibit any person who is aware of material, non-public information about Licensee obtained directly or indirectly from Licensee from purchasing or selling securities of Licensee or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities; (iii) it may receive, or have access to, material non-public information as a result of the disclosure obligations in this Agreement; and (iv) it will not, directly or indirectly, effect any purchase of sale of the Licensee’s securities at a time in which it possesses material non-public information as determined in the Licensee’s sole judgment.
8.8    Transfer Restriction. Licensor covenants not to, directly or indirectly, effect any sale or otherwise transfer the Restricted Securities to any competitor of the Licensee without the Licensee’s prior written consent.

ARTICLE 9
DISPUTE RESOLUTION
9.1    Dispute Escalation. With respect to all disputes arising between the Parties, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Chief Executive Officers of each of the Parties, or a designee from senior management with decision-making authority (the Chief Executive Officer or such designee, the “Executive Officer”) for attempted resolution by good-faith negotiations in person within thirty (30) days after such notice is received. In any event, if the Parties do not resolve any dispute identified by one Party to another under this Section 9.1 within 60 days of notice, either Party may proceed pursuant to Section 9.2.
9.2    Disputes. Subject to Section 9.1, should efforts to resolve the dispute pursuant to Section 9.1 be unsuccessful, the Parties agree that all disputes, controversies or differences which may arise between them or for the breach of any of the terms hereof shall be referred to and settled by arbitration in accordance with the Rules of the American Arbitration Association (“Rules”) as currently in force by one or more arbitrators appointed under such Rules. Such arbitration hereunder shall be conducted in the English language and shall be held in Miami-Dade County, Florida. The determination of the arbitration shall be final, binding and conclusive upon the Parties hereto. Notwithstanding anything herein to the contrary, the relevant cure periods for breach under this Agreement shall be suspended while either Party pursues resolution to a dispute through arbitration.
9.3    Prevailing Party. The substantially prevailing Party shall be entitled to reimbursement of reasonable fees and costs, including attorneys’ fees.
9.4    Injunctive Relief. Notwithstanding anything to the contrary contained in this Article 9, either Party may seek a preliminary injunction or other provisional equitable relief in a court of competent jurisdiction if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

ARTICLE 10
GENERAL
10.1    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflicts of laws.
10.2    Independent Contractors. The relationship of the Parties hereto is that of independent contractors. The Parties hereto are not deemed to be agents, partners or joint ventures of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

10.3    Assignment. This Agreement shall not be assignable or transferable, by operation of law or otherwise, by either Party without the other Party’s written consent, which shall not be unreasonably withheld, except that either Party or its permitted assignees may assign this Agreement (i) in whole or in part to an Affiliate of the assigning Party provided that the assigning Party agrees in writing to remain liable for the Affiliate’s performance of its obligations under this Agreement; or (ii) in whole to an Third Party who acquires all or substantially all of the assets of the assigning Party or the assets of the business of the assigning Party to which this Agreement relates; provided that in each case the assignee agrees in writing to assume the assigning Party’s obligations under this Agreement. Any attempt to assign or transfer this Agreement or any portion thereof in violation of this Section 10.3 shall be void. For the avoidance of doubt, in addition to the above, Licensor shall be permitted to transfer ownership of one or more of the Licensed Patents provided that the new owner becomes a party to this Agreement and added to the definition of Licensor. Upon such transfer, the transferring party shall no longer be a party to this Agreement and shall be automatically released from any and all obligations under this Agreement with no further action required.
10.4    Right to Independently Develop. Nothing in this Agreement will impair Licensee’s right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Licensed Know-How or Licensed Patents or to market and distribute products based on such other intellectual property and technology, provided that the Licensee is in compliance with the obligations set forth in Article 5.
10.5    Notices. Any required notices hereunder shall be given in writing by certified mail or overnight express delivery service at the address of each Party set forth in the recitals, or to such other address as either Party may indicate on its behalf by written notice. Notice shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.
10.6    Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing Party and the non-performing Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.
10.7    Compliance with Laws. Each Party shall furnish to the other Party any information reasonably related to the subject matter of this Agreement requested or required by that Party during the term of this Agreement or any extensions hereof to enable that Party to comply with the requirements of any US or foreign federal, state and/or government agency.
10.8    Limitation of Liability. EXCEPT AS PROVIDED UNDER ARTICLE 7, OR IN THE EVENT OF A BREACH UNDER ARTICLE 5, NEITHER PARTY SHALL BE LIABLE TO

THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.
10.9    Further Assurances. At any time or from time to time on and after the date of this Agreement, Licensor shall at the reasonable written request of Licensee (i) deliver to Licensee such records, data or other documents consistent with the provisions of this Agreement, (ii) execute and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as Licensee may reasonably deem necessary or desirable in order for Licensee to obtain the full benefits of this Agreement and the transactions contemplated hereby.
10.10    Severability. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Agreement.
10.11    Waiver. The failure of a Party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such Party to thereafter enforce that provision or any other provision.

10.12    Entire Agreement and Amendments. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto. This Agreement may not be altered, amended or modified in any way except by a writing signed by both Parties. Future amendments shall be made in substantially the same form as indicated in Exhibit B of this Agreement.

10.13    Counterparts. This Agreement may be executed in two counterparts which may be delivered by fax or email, each of which shall be deemed an original and which together shall constitute one instrument. Upon request, each party shall provide an original signature to the other party.

10.14    Amendment and Restatement. This Agreement constitutes an amendment and restatement of the License Agreement and shall be effective from and after the Restatement Effective Date.

[Signature page follows]

IN WITNESS WHEREOF, Licensor and Licensee have executed this Amended and Restated License Agreement on the Restatement Effective Date by each of their respective duly authorized representatives.

BODOR LABORATORIES, INC.		BRICKELL SUBSIDIARY, INC.

By:	/s/ Erik Thomas Bodor	By:	/s/ Robert B. Brown
Name:	Erik Thomas Bodor	Name:	Robert B. Brown
Title:	CFO, VP Research	Title:	CEO
Date:	February 17, 2020	Date:	February 17, 2020

NICHOLAS S. BODOR (JOINING AS A SIGNATORY SOLELY FOR PURPOSES OF AMENDING AND RESTATING THE LICENSE AGREEMENT AND REMOVING NICHOLAS BODOR AS A PARTY)		BRICKELL BIOTECH, INC. (JOINING AS A SIGNATORY SOLELY FOR PURPOSES OF SECTION 3.1.2)

By:	/s/ Nicholas S. Bodor	By:	/s/ Robert B. Brown
Name:	Nicholas S. Bodor	Name:	Robert B. Brown
Title:	CEO, Chairman	Title:	CEO
Date:	February 17, 2020	Date:	February 17, 2020

EXHIBIT A [***]

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EXHIBIT B

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Annex A

Restrictive Legend

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS ESTABLISHED BY EVIDENCE TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

Schedule 8.2

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